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                      RESTATED ARTICLES OF INCORPORATION             EXHIBIT 3.1
                   OF DISCOVERY PARTNERS INTERNATIONAL, INC.,
                            a California Corporation


        The undersigned Jack Fitzpatrick hereby certifies that:

        ONE: He is the duly elected and acting Vice President and Secretary of said corporation.

        TWO: The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I


        The name of this corporation is Discovery Partners International, Inc.

                                   ARTICLE II

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

        A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Twenty One Million Thirty-Three Thousand Three Hundred Thirty-Three (21,033,333) shares. Twelve Million (12,000,000) shares shall be Common Stock and Nine Million Thirty-Three Thousand Three Hundred Thirty-Three (9,033,333) shares shall be Preferred Stock, of which Two Million Five Hundred Thousand (2,500,000) shares shall be Series A Preferred Stock, Two Million (2,000,000) shares shall be Series B Preferred Stock, Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) shares shall be Series C Preferred Stock, Two Million Five Hundred Thousand (2,500,000) shares shall be Series D Preferred Stock, and One Million Seven Hundred Thousand (1,700,000) shares shall be Series E Preferred Stock.

        B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, restrictions and other matters relating to the Preferred Stock are as follows:

        1. Dividend Provisions.

            (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence in accordance with Section 6 hereof, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred

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Stock and Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.14 per share of Series A Preferred Stock per annum, $0.21 per share of Series B Preferred Stock per annum, $0.42 per share of Series C Preferred Stock per annum, $0.504 per share of Series D Preferred Stock per annum, and $0.56 per share of Series E Preferred Stock per annum (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) ("Preferred Dividend Preference") payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. No cash dividends shall be declared or paid with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock unless at the same time a like proportionate cash dividend for the same dividend period, ratably in proportion to the respective annual dividend rates set forth in above, is declared and paid with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

            (b) After paying the full Preferred Dividend Preference in any calendar year, whenever this corporation declares a further dividend in such calendar year, the holders of Common Stock and the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive dividends ratably based upon the number of shares of Common Stock held by each (assuming conversion of all of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock).

        2. Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of any additional series of Preferred Stock that may from time to time come into existence in accordance with Section 6 hereof, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $2.00 for each outstanding share of Series A Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereinafter referred to as the "Original Series A Issue Price"), (B) $3.00 for each outstanding share of Series B Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereinafter referred to as the "Original Series B Issue Price"), (C) $6.00 for each outstanding share of Series C Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereinafter referred to as the "Original Series C Issue Price"), (D) $7.20 for each outstanding share of Series D Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereinafter referred to as the "Original Series D Issue Price"), (E) $8.00 for each outstanding share of Series E Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other


                                       2.
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recapitalizations and hereinafter referred to as the "Original Series E Issue
Price") and (F) an amount equal to declared but unpaid dividends on such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as applicable. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then, subject to the rights of any additional series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock in proportion to the aggregate liquidation preferences of the respective series, and ratably among the holders of that series in proportion to the amount of such stock owned by each such holder.

            (b) After the distributions described in subsection (a) above have been paid, and subject to the rights of any additional series of Preferred Stock which may from time to time come into existence, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock).

            (c) A consolidation or merger of this corporation with or into any other corporation or corporations in which the shareholders of this corporation immediately prior to such consolidation or merger own less than fifty percent (50%) of the voting power of the successor corporation or corporations immediately after such consolidation or merger, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2, unless, in each such case, the value of the consideration to be received by the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock and the holders of Series E Preferred Stock, without treating such transaction as a liquidation, dissolution or winding up within the meaning of this Section 2, exceeds $10.00 per share (subject to appropriate adjustments for stock splits, stock dividends or combinations).

            (d) Whenever a distribution provided for in subsections (a) and (b) above or a transaction described in subsection (c) above shall be payable in securities or property other than cash, the value of such distribution or the consideration to be received in such transaction shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.


                                       3.
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        3. Redemption.

            (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence in accordance with Section 6 hereof, at any time after July 17, 2002, on the date within sixty (60) days (the "Redemption Date") after the receipt by this corporation of a written request from the holders of not less than a majority of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock treated as a single class that all or some of such holders' shares be redeemed ("Redemption Notice"), and concurrently with surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor (i) a sum equal to $2.00 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the "Series A Redemption Price"), (ii) a sum equal to $3.00 per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the "Series B Redemption Price"), (iii) a sum equal to $6.00 per share of Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the "Series C Redemption Price"), (iv) a sum equal to $7.20 per share of Series D Preferred Stock (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the "Series D Redemption Price") and (v) a sum equal to $8.00 per share of Series E Preferred Stock (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the "Series E Redemption Price"). Any redemption effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock then held by such holders.

            (b) As used herein and in subsection (3)(c) below, the term "Redemption Date" shall refer to each "Redemption Date" and the term "Redemption Price" shall refer to each "Series A Redemption Price," "Series B Redemption Price," "Series C Redemption Price," "Series D Redemption Price" and "Series E Redemption Price." Subject to the rights of series of Preferred Stock which may from time to time come into existence in accordance with Section 6 hereof, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection (3)(c), on or after the Redemption Date, each holder of Series A Preferred


                                       4.
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Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred
Stock and/or Series E Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

            (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the corporation legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

        4. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Subject to subsection 4(c), each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock plus all declared but unpaid dividends on each share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to the close of business on any Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to such share, at the office of this corporation or any transfer agent for the particular series of Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, Original Series B Issue Price, Original Series C Issue Price, Original Series D Issue Price


                                       5.
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or Original Series E Issue Price, as applicable, and all declared but unpaid dividends on such share by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price, the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price and the initial Conversion Price per share for shares of Series E Preferred Stock shall be the Original Series E Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

            (b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon the earlier of (i) except as provided below in subsection 4(c), the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (a "Firm Public Offering"), the public offering price of which is not less than $10.00 per share (adjusted to reflect subsequent combinations, stock splits, stock dividends, or other recapitalizations) and $15,000,000 in the aggregate or (ii) the receipt (either in connection with the corporation's sale of its Common Stock in a Firm Public Offering, the public offering price of which is not less than $8.00 per share (adjusted to reflect subsequent combinations, stock splits, stock dividends, or other recapitalizations), or else not in connection with any public offering) of the approval or consent to such conversion by at least sixty-seven percent (67%) of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting together as a class. In the case of approvals or consents to conversion in connection with the corporation's sale of its Common Stock in a Firm Public Offering, the public offering price of which is less than $7.20 per share (adjusted to reflect subsequent combinations, stock splits, stock dividends, or other recapitalizations), (iii) each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon the receipt of the approval or consent to such conversion by at least sixty-seven percent (67%) of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock voting together as a class, and (iv) each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon the receipt of the approval or consent to such conversion by at least eighty percent (80%) of the then-outstanding shares of Series D Preferred Stock voting together as a separate series. In the case of approvals or consents to conversion in connection with the corporation's sale of its Common Stock in a Firm Public Offering, the public offering price of which is less than $8.00 per share (adjusted to reflect subsequent combinations, stock splits, stock dividends, or other recapitalizations) (v) each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon the receipt of the approval or consent to such conversion by at least eighty percent (80%) of the then-outstanding shares of Series E Preferred


                                       6.
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Stock voting together as a separate series. (Provided, however, that all conversions in connection with a Firm Public Offering shall be subject to the last sentence of subsection 4(c)).

            (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the particular series of Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

            (d) Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

                (i) (A) If the corporation shall issue, after the date upon which any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock were first issued (the "Purchase Date" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the applicable Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the applicable Conversion Price for such series of Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of the Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price existing immediately prior to such issuance of Additional Stock; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of the Preferred Stock) plus the number of shares of such Additional Stock.


                                       7.
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                (B) No adjustment of the Conversion Price for any series of
Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward, whichever occurs first. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                         (1) The aggregate maximum number of shares of Common
Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                         (2) The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be


                                       8.

received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                         (3) In the event of any change in the number of shares
of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the applicable Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4) Upon the expiration of any such options or rights,
the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                         (5) The number of shares of Common Stock deemed issued
and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the applicable Purchase Date other than:

                    (A) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof,

                    (B) shares of Common Stock issued upon conversion of Preferred Stock,

                    (C) shares of Common Stock issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment) does not exceed 2,450,000 (subject to


                                       9.

appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations),

                    (D) shares of Common Stock issued or issuable in connection with licensing, joint venture, research/development, joint marketing, collaboration or other such transactions, if in transactions with primarily non-financing purposes,

                    (E) shares of Common Stock issued or issuable in connection with a bona fide business acquisition by this corporation, whether by merger, consolidation, acquisition of assets, purchase or exchange of stock or otherwise, or

                    (F) shares of Common Stock issued or issuable (I) in a public offering before or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

                (iii) In the event the corporation should at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price of each series of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                (iv) If the number of shares of Common Stock outstanding at any time after the applicable Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

            (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.


                                      10.

            (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization (including adjustment of the applicable Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) to the end that the provisions of this
Section 4 shall be applicable after that event as nearly equivalent as may be practicable.

            (g) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

            (h) No Fractional Shares and Certificate as to Adjustments.

                (i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

            (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any


                                      11.

class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

            (k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

        5. Voting Rights.

            (a) General. Each holder of shares of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

            (b) The number of directors of this corporation shall be seven (7). Notwithstanding subsection 5(a) above, the holders of Preferred Stock, voting as a single class, shall be entitled to elect five (5) directors of the corporation, and the holders of Common Stock, voting as a separate class, shall be entitled to elect two (2) directors. At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of a majority of the Preferred Stock then outstanding shall constitute a quorum of the Preferred Stock for the election or nomination of directors to be elected or nominated solely by the holders of Preferred Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the


                                      12.

holders of Common Stock. A vacancy in any directorship elected by the holders of Preferred Stock shall be filled only by vote of the holders of Preferred Stock and any vacancy in any directorship elected by the holders of Common Stock shall be filled only by vote of the holders of Common Stock.

        6. Protective Provisions. So long as any shares of Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting together as a single class:

            (a) sell, convey, or otherwise dispose of or encumber (other than pursuant to a credit arrangement in the ordinary course of business) all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of; or

            (b) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; or

            (c) increase (other than by redemption or conversion) the total number of authorized shares of Common Stock, Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; or

            (d) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock with respect to voting, dividends or upon liquidation; or

            (e) increase the authorized number of directors of the corporation.

                In addition, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least eighty percent (80%) of the then outstanding shares of Series D Preferred Stock, amend the articles of incorporation so as to, adversely affecting the Series D Preferred Stock in a different manner than other shares of Preferred Stock, do any of the things described in Section 903(a)(1) through 903(a)(7) of the California Corporations Code with respect to either the Preferred Stock or the Series D Preferred Stock, all pursuant to and within the meanings of Sections 903(a) and 903(b) of the California Corporation Code as in effect on January 1, 1998.

                In addition, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least eighty percent (80%) of the then outstanding shares of Series E Preferred Stock, amend the articles of incorporation so as to, adversely affecting the Series E Preferred Stock in a different manner than other shares of Preferred Stock, do any of the things described in Section 903(a)(1) through


                                      13.

903(a)(7) of the California Corporations Code with respect to either the Preferred Stock or the Series E Preferred Stock, all pursuant to and within the meanings of Sections 903(a) and 903(b) of the California Corporation Code as in effect on January 1, 1998.

        7. Status of Converted or Redeemed Stock. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

        8. Repurchase of Shares. In connection with repurchases by this corporation of its Common Stock pursuant to its agreements with certain of the holders thereof, granting this corporation rights of first refusal on stock transfers or pursuant to stock purchase agreements with employees, consultants, officers or directors providing for repurchase of shares at cost upon termination of employment or services, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

        C. Common Stock.

        1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

        2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article III.

        3. Redemption. The Common Stock is not redeemable.

        4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV

        Section 1. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        Section 2. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.


                                      14.

        Section 3. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of this corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                       ***

        THREE: The foregoing amendment has been duly approved by the Board of Directors.

        FOUR: The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The number of outstanding shares of the corporation is 2,000,000 shares of Series A Preferred Stock, 2,000,000 shares of Series B Preferred Stock, 333,333 shares of Series C Preferred Stock, 2,228,945 shares of Series D Preferred Stock and 1,789,068 shares of Common Stock. No shares of Series E Preferred Stock are outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was (i) more than 50% of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock voting together as a single class, (ii) more than 50% of the outstanding shares of Common Stock voting as a separate class, and (iii) at least 60% of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class.


                                      15.

        IN WITNESS WHEREOF, the undersigned has executed this certificate on April 4, 2000.




                                 /s/ Jack Fitzpatrick
                                 -----------------------------------------------
                                 Jack Fitzpatrick, Vice President and Secretary


        The undersigned certifies under penalty of perjury that he has read the foregoing Restated Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

        Executed at San Diego, California, on April 4, 2000.




                                 /s/ Jack Fitzpatrick
                                 -----------------------------------------------
                                 Jack Fitzpatrick









                           [SIGNATURE PAGE TO RESTATED
                           ARTICLES OF INCORPORATION]

         CERTIFICATE OF AMENDMENT OF RESTATED ARTICLES OF INCORPORATION

                    OF DISCOVERY PARTNERS INTERNATIONAL, INC.
                            a California Corporation



               The undersigned Jack Fitzpatrick hereby certifies that:

               ONE: He is the duly elected and acting Vice President and Secretary of Discovery Partners International, Inc., a California corporation.

               TWO: Article III, Section A of the Articles of Incorporation of said corporation is amended to read in full as follows:

                   (A) Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Thirty Million Thirty-Three Thousand Three Hundred Thirty-Three (30,033,333) shares. Twenty-One Million (21,000,000) shares shall be Common Stock and Nine Million Thirty-Three Thousand Three Hundred Thirty-Three (9,033,333) shares shall be Preferred Stock, of which Two Million Five Hundred Thousand (2,500,000) shares shall be Series A Preferred Stock, Two Million (2,000,000) shares shall be Series B Preferred Stock, Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) shares shall be Series C Preferred Stock, Two Million Five Hundred Thousand (2,500,000) shares shall be Series D Preferred Stock, and One Million Seven Hundred Thousand (1,700,000) shares shall be Series E Preferred Stock.

               THREE: Article III, Section B(4)(d)(ii)(C) of the Articles of Incorporation of said corporation is amended to read in full as follows:

                   (C) shares of Common Stock issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment) does not exceed 3,250,000 (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations),

               FOUR: The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of said corporation.

               FIVE: The foregoing amendment of Articles of Incorporation was duly approved by vote of the holders of the requisite number of shares of said corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The number of outstanding shares of the corporation is 2,000,000 shares of Series A Preferred Stock, 2,000,000 shares of Series B Preferred Stock, 333,333 shares of Series C Preferred Stock, 2,228,945 shares of Series D Preferred Stock, 1,392,503 shares of Series E Preferred Stock and 1,833,713 shares of Common Stock. The percentage vote required was (i) more than 50% of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting together as a single class, (ii) more than 50% of the outstanding shares of Common Stock voting as a separate class, and (iii) at least 60% of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the undersigned has executed this certificate on April 17, 2000 and declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.



                                 /s/ Jack Fitzpatrick
                                 ----------------------------------------------
                                 Jack Fitzpatrick, Vice President and Secretary













                 [SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT TO
                      RESTATED ARTICLES OF INCORPORATION OF
                     DISCOVERY PARTNERS INTERNATIONAL, INC.]




                                       3